NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0113 Dated January 30, 1996     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and             File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  50,000,000.00
Issue Price:                             100.000%    $  50,000,000.00
Commission or Discount:                    0.175%    $      87,500.00
Proceeds to Company:                      99.825%    $  49,912,500.00


Agent:                            Donaldson, Lufkin & Jenrette
                                  Securities Corp., as Agent

Original Issue Date:              February 02, 1996
Stated Maturity Date:             February 05, 2002

Cusip #:                          63858R-DE-8
Form:                             Book entry only

Interest Rate:                    5.850% Fixed

Interest Payment Dates:           February 5 and August 5, commencing
                                  on August 5, 1996


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No